UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           January 17, 2007
UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 Federal Plaza West, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:  (330) 742-0500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On January 17, 2007, the Boards of Directors of United Community Financial Corporation (“UCFC”) and The Home Savings and Loan Company (“Home Savings”) announced promotions for David G. Lodge, age 67, Patrick W. Bevack, age 60, and Patrick A. Kelly, age 48. A copy of the press release issued by UCFC and Home Savings to announce the promotions is attached as Exhibit 99.1 and is incorporated herein by reference.
     (d) On January 17, 2007, the Board of Directors of UCFC elected Richard J. Buoncore to fill the vacancy created by the retirement of Herbert F. Schuler. Mr. Buoncore’s term expires in 2008. Mr. Buoncore was appointed to the Audit Committee and the Nominating and Governance Committee of the UCFC Board of Directors. A copy of the press release issued by UCFC to announce the election of Mr. Buoncore is attached as Exhibit 99.2 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description

99.1	Press Release of United Community dated January 19, 2007. Included herewith.
99.2	Press Release of United Community dated January 19, 2007. Included herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

	By:	/s/ Patrick A. Kelly

Patrick A. Kelly Chief Financial Officer
Date: January 23, 2007

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